Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-252575 and 333-254768 on Form-3 and Registration Statement Nos. 333-252118 and 333-263843 on Form S-8 of our report dated March 24, 2023, relating to the consolidated financial statements of ASLAN Pharmaceuticals Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Singapore

March 24, 2023